                                                                         EX-99.1


                  [SPATIALIZER AUDIO LABORATORIES, INC. LOGO]

                                                     CONTACT: INVESTOR RELATIONS
                                            Spatializer Audio Laboratories, Inc.
                                                              408-453-4180 ext 4
                                               E-mail:  investor@spatializer.com

FOR RELEASE NOVEMBER 11, 2004:

                  SPATIALIZER AUDIO LABORATORIES, INC. NARROWS
                 THIRD QUARTER LOSS COMPARED TO PRIOR QUARTERS

                CASH POSITION IMPROVES WITH NEW LICENSE AGREEMENT

         Santa Clara, Calif., November 11, 2004- Spatializer Audio Laboratories, Inc. (OTC Bulletin Board: SPAZ) today announced its financial results for the third quarter ended September 30, 2004.

         Revenues for the three months ended September 30, 2004 were $205,000, compared to revenues of $341,000 in the comparable period last year, a decrease of 40%. Revenues in the nine months ended September 30, 2004 were $611,000, compared to revenues of $925,000 in the comparable period last year, a decrease of 34%.

         Net loss in the three months ended September 30, 2004 was ($81,000), ($0.00) basic per share, compared with net loss of ($107,000), ($0.00) basic per share in the comparable period last year. Net loss in the nine months ended September 30, 2004 was ($328,000), ($0.01) basic per share, compared with net loss of ($393,000), ($0.01) basic per share in the comparable period last year.

         Revenues in the three months ended September 30, 2004 were lower due to a DVD OEM program with one manufacturer in 2003 for which there was no comparable program with this account in the current period. The decline in revenue over the nine month period resulted from the expiration of a licensing agreement with a major computer account in January 2003 ($125,000 reduction) and the inability to replace a prior year DVD OEM program in the current nine month period. This was partially offset by an increase in revenues from cell phone accounts.

         The net loss resulted from decreased revenues, partially offset by lower operating expenses due to operating cost efficiencies.



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         At September 30, 2004, the Company had $920,000 in cash and cash equivalents as compared to $590,000 at December 31, 2003. The increase in cash and cash equivalents results from a royalty advance received in the third quarter, partially offset by the net loss. The Company had working capital of $458,000 at September 30, 2004 as compared with working capital of $792,000 at December 31, 2003.

         "We were able to narrow our loss in the third quarter, as compared with our prior quarters due to ongoing cost efficiencies", stated Henry R. Mandell, Chairman and Chief Executive Officer of Spatializer Audio Laboratories. "We've been able to successfully outsource applications engineering to India that gives us greater non-critical engineering resources, scope and more rapid project completion at significantly reduced cost. However, our revenues continue to be negatively impacted by the effects of the intense pressure on consumer electronics manufacturers to reduce their costs. Revenue traction continues to be difficult as we continue our effort to transition to new sources of revenue for us in the PC and cellular handset markets."

         Mandell concluded, "Business remains very challenging and tenuous. Nevertheless, we continue to win new business in the recordable DVD, PC and cellular handset markets. These revenues are expected to be more meaningful as these programs ramp up over the next several months. Our cell phone solutions are being particularly well received. We also began recognizing a limited amount of revenue on the recently announced Samsung Electronics license which we will be realizing over the next several quarters. This license has also improved our cash position to levels comparable with one year ago. Lastly, our streamlined operating structure gives us the ability to maximize profit leverage on future licensing arrangements that we might conclude in the future.

ABOUT SPATIALIZER

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio and video products from global brand leaders including Toshiba, Sanyo and Sharp, among others. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ.

The company is headquartered in San Jose, CA, with executive offices in Westlake Village, CA and representative offices throughout Japan and in Korea. Further information may be obtained from the company's web site, www.spatializer.com, Spatializer SEC filings, and by contacting the company's Investor Relations Department at 408-453-4180 or by writing to investor@spatializer.com.


Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management's belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company's financial goals will be realized. Numerous uncertainties and risk factors may affect the company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to competition and pricing pressures, delays in new product development, dependence on new technology and intellectual property, the continued need for additional capital, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, and other risks detailed from time to time in the company's periodic reports and other filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTE: Desper Products Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories Inc. Spatializer(R) is a registered trademark are trademarks of Desper Products Inc. All other trademarks are the property of their respective owners. Copyright (C) 2004 Spatializer Audio Laboratories, Inc.


















                                     -more-

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                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                      ASSETS


                                                                                  SEPTEMBER 30,       DECEMBER 31,
                                                                                      2004                2003
                                                                                  ------------        ------------
                                                                                   (unaudited)
Current Assets:
     Cash and Cash Equivalents                                                    $    920,047        $    589,797
     Accounts Receivable, net                                                          208,029             345,411
     Prepaid Expenses and Deposits                                                      95,074              35,430
                                                                                  ------------        ------------
Total Current Assets                                                                 1,223,150             970,638

Property and Equipment, net                                                             33,868              42,022
Intangible Assets, net                                                                 167,650             192,485
                                                                                  ------------        ------------
Total Assets                                                                      $  1,424,668        $  1,205,145
                                                                                  ============        ============

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Notes Payable to Related Party, Short Term                                         37,500              37,500
     Note Payable                                                                       36,745                   -
     Accounts Payable                                                                   17,221              21,466
     Accrued Wages and Benefits                                                         39,898              36,973
     Accrued  Professional Fees                                                         15,000              20,000
     Accrued Commissions                                                                38,548              33,856
     Accrued Expenses                                                                   32,196              28,197
    Deferred Income                                                                    547,953                   -
                                                                                  ------------        ------------
Total Current Liabilities                                                              765,061             177,992
     Notes Payable to Related Party, Long Term                                          30,831              70,746

Commitments and Contingencies
     Series B-1, Redeemable Convertible Preferred shares,
        $.01 par value, 1,000,000 shares authorized, 102,762
        shares issued and outstanding at September 30, 2004
        and December 31, 2003                                                            1,028               1,028

Shareholders' Equity:
     Common shares, $.01 par value, 65,000,000 shares
        authorized, 46,975,365 shares issued and outstanding
        at September 30, 2004 and December 31, 2003                                    469,754             470,159
     Additional Paid-In Capital                                                     46,429,020          46,428,615
     Accumulated Deficit                                                           (46,271,026)        (45,943,395)
                                                                                  ------------        ------------
Total Shareholders' Equity                                                             627,748             955,379

                                                                                  ------------        ------------

                                                                                  $  1,424,668        $  1,205,145
                                                                                  ------------        ------------

                      SPATIALIZER AUDIO LABORATORIES, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                        FOR THE THREE MONTH PERIOD ENDED     FOR THE NINE MONTH PERIOD ENDED
                                       ----------------------------------  ----------------------------------
                                         SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,
                                             2004              2003              2004              2003
                                         ------------      ------------      ------------      ------------
Revenues:
  License Revenues                       $          -      $          -      $          -      $          -
  Royalty Revenues                            205,324           341,339           610,863           924,619
  Product Revenues                                  -                 -                 -                 -
                                         ------------      ------------      ------------      ------------
                                              205,324           341,339           610,863           924,619

Cost of Revenues                               26,114            35,147            61,252            93,586
                                         ------------      ------------      ------------      ------------
Gross Profit                                  179,210           306,192           549,611           831,033

Operating Expenses:
  General and Administrative                  155,268           193,293           528,181           585,830
  Research and Development                     93,842           122,145           295,630           333,289
  Sales and Marketing                          11,484            93,488            46,962           295,180
                                         ------------      ------------      ------------      ------------
                                              260,594           408,926           870,773         1,214,299
                                         ------------      ------------      ------------      ------------
Operating (Loss)                              (81,384)         (102,734)         (321,162)         (383,266)

Interest and Other Income                         744             1,444             2,633             5,908
Interest and Other Expense                     (1,936)           (2,812)           (8,702)          (10,634)
                                         ------------      ------------      ------------      ------------
                                               (1,192)           (1,368)           (6,069)           (4,726)
                                         ------------      ------------      ------------      ------------

(Loss) Before Income Taxes                    (82,576)         (104,102)         (327,231)         (387,992)

Income Taxes                                    2,000            (2,400)             (400)           (5,420)
                                         ------------      ------------      ------------      ------------

Net  (Loss)                              $    (80,576)     $   (106,502)     $   (327,631)     $   (393,412)
                                         ============      ============      ============      ============

Basic and Diluted(Loss) Per Share        $      (0.00)     $      (0.00)     $      (0.01)     $      (0.01)
                                         ============      ============      ============      ============

Weighted Average Shares
   Outstanding                             46,975,365        47,406,939        46,975,365        47,406,939
                                         ============      ============      ============      ============





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